Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

THAT, AT&T INC., a Delaware corporation, hereinafter referred to as the “Corporation,” proposes to file with the Securities and Exchange Commission at Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement or Statements on Form S-8 for the sale of additional shares of the Corporation’s Common Stock;

NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Wayne Watts, Richard G. Lindner, John J. Stephens, Jonathan P. Klug, or any one of them, all of the City of Dallas and State of Texas, the attorneys for the undersigned and in the undersigned’s name, place and stead, and in the undersigned’s office and capacity in the Corporation, to execute and file a registration statement or statements, and thereafter to execute and file any and all amended registration statements and amended prospectuses or amendments or supplements to any of the foregoing, hereby giving and granting to said attorneys full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and concerning the premises, as fully to all intents and purposes as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand the date set forth opposite their name.

June 22, 2009	/s/ Randall L. Stephenson
Date	Randall L. Stephenson Chairman of the Board, Chief Executive Officer and President
June 26, 2009	/s/ William F. Aldinger III
Date	William F. Aldinger III Director
June 26, 2009	/s/ Gilbert F. Amelio
Date	Gilbert F. Amelio Director
June 26, 2009	/s/ Reuben V. Anderson
Date June 26, 2009	Reuben V. Anderson Director /s/ James H. Blanchard
Date	James H. Blanchard Director
June 26, 2009	/s/ August A. Busch III
Date	August A. Busch III Director
July 29, 2009	/s/ Jaime Chico Prado
Date	Jaime Chico Prado Director
June 26, 2009	/s/ James P. Kelly
Date	James P. Kelly Director
June 26, 2009	/s/ Jon C. Madonna
Date	Jon C. Madonna Director
June 28, 2009	/s/ Lynn M. Martin
Date	Lynn M. Martin Director
June 26, 2009	/s/ John B. McCoy
Date	John B. McCoy Director
June 26, 2009	/s/ Mary S. Metz
Date	Mary S. Metz Director
June 26, 2009	/s/ Joyce M. Roche
Date	Joyce M. Roche Director
June 26, 2009	/s/ Laura D’Andrea Tyson
Date	Laura D’Andrea Tyson Director
June 26, 2009	/s/ Patricia P. Upton
Date	Patricia P. Upton Director